UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  April 15, 2003
                                                           --------------
                                Semele Group Inc.
             (Exact name of registrant as specified in its charter)

       Delaware                        0-16886                36-3465422
(State  or  other  jurisdiction     (Commission          (IRS  Employer
 of  incorporation)                  File  Number)        Identification  No.)


     200  Nyala  Farms,  Westport,  Connecticut                         06880
     (Address of principal executive offices)                         (Zip Code)


Registrant's  telephone  number,  including  area  code:  (203)  341-0555
                                                          ---------------




          (Former name or former address, if changed since last report)

                                SEMELE GROUP INC.
                                    FORM 8-K

ITEM  7  FINANCIAL  STATEMENTS  AND  EXHIBITS

Exhibit
-------
99.1     Text  of  press  release  dated April 15, 2003 titled "Semele Announces
Receipt  of  SEC  Comment  Letter  and  Postponement  of  SEC  Filing Deadlines"

ITEM  9.  REGULATION  FD  DISCLOSURES

Item  12
--------
In January 2003, the Company received a comment letter from the Securities and Exchange Commission ("SEC") relating to the SEC staff's review of the Company's Annual Report on Form 10-KSB for the fiscal year ending December 31, 2001 and the Company's quarterly reports on Form 10-QSB for each of the first three quarters of fiscal 2002. In the comment letter, the Staff, among other things, asked the Company for additional information and support for its historical position related to the Company's accounting treatment associated with the acquisition of Equis II Corporation and the Special Beneficiary Interest in the four Delaware trusts (AFG Investment Trust A, AFG Investment Trust B, AFG Investment Trust C and AFG Investment Trust D). In fiscal 2000, the Company treated these acquisitions as a combination of entities under common control accounted for in a manner similar to a pooling of interests. The Company responded to the staff's comments by providing additional information and support for its accounting treatment.

On April 3, 2003, the Company received an additional letter from the staff at the SEC in which the SEC staff disagreed with the Company's position and requested that the Company restate its 2001 financial information in its 2002 Form 10-KSB to account for the acquisition under the purchase method of accounting. The Company is in the process of restating its 2001 financial information which includes consultation with its independent auditors.

As a result of the restatement, the Company will not be able to file its Form 10-KSB for the year ended December 31, 2002 by the extended filing deadline, April 15, 2003. The registrant expects to file the Form 10-KSB for the fiscal year ending December 31, 2002 as soon as reasonably possible.



                                   SIGNATURES
                                   ----------
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     April  15,  2003          SEMELE  GROUP  INC.


By:  /s/  Richard  K.  Brock
     Name:    Richard  K.  Brock
     Title:   Chief  Financial  Officer  and  Treasurer